UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 16, 2014

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 16, 2014, Myers Industries, Inc. (the “Company”) issued a press release that published historical financial results adjusted to reflect the Company’s Lawn and Garden Segment and WEK Industries, Inc. as discontinued operations and the realignment of the Company’s remaining businesses into its two reportable segments: Material Handling and Distribution. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The adjusted historical financial statements are also available on the Investor Relations portion of the Company’s website at www.myersindustries.com.

Also on September 16, 2014, the Company published a new investor presentation. A copy of the presentation is attached to this Current Report on Form 8-K as Exhibit 99.2. The presentation is also available on the Investor Relations – Financial Presentations portion of the Company’s website at www.myersindustries.com.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01 and the information attached to this report as Exhibits 99.1 and 99.2 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

99.1	Press Release by the Company dated September 16, 2014

99.2	Investor Presentation by the Company dated September 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE: September 16, 2014	By:	/s/ Greggory W. Branning
Greggory W. Branning Senior Vice President, Chief Financial Officer, and Corporate Secretary